UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A-2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

Grand Havana Inc.

(Exact name of registrant as specified in its charter)

JunkieDog.com, Inc.

(Former name of registrant)

Nevada	000-55037	27-0631947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 Lincoln Rd. Suite 12R

Miami Beach, FL 33139

(Address of principal executive offices)

Registrant’s telephone number, including area code: 305.297.2207

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

As previously disclosed in its Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on February 7, 2017 (the “Original Form 8-K”), Grand Havana Inc., f/k/a JunkieDog.com Inc. (“GHAV” or the “Company”), entered into an Agreement For The Exchange of Stock (the “Exchange”) with Grand Havana Master, LLC ( “GHM”) pursuant to which 50,000,000 shares of the Company’s common stock were issued to the members of GHM in exchange for 100% of the Capital Shares of GHM.

This Amendment to Form 8-K amends and supplements the Original Form 8-K and the Amended Form 8-K/A filed on October 31, 2017 to include an additional disclosure pursuant to Item 5.03 changing the Company’s fiscal year-end to conform with that of GHM. This Amended Form 8-K/A-2 should be read in connection with the previously filed Original Form 8-K and Amended Form 8-K/A described above.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In conjunction with the acquisition of Grand Havana Master LLC, the Board of Directors of Grand Havana Inc. (formerly JunkiedDog.com) (the “Company”) voted to change the Company’s fiscal year end to December 31 to conform to that of Grand Havana Master.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grand Havana, Inc.

Date: June 27, 2017	By: /s/ Robert Rico
Chief Executive Officer